UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 10, 2004

Date of Report (Date of earliest event reported)

000-31567

Commission File Number

-----------------------------------

RAPID BIO TESTS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada, U.S.A.                                                                                                 35-0511303

(State or other jurisdiction of                                                                              (I.R.S. Employer

 incorporation or organization)                                                                           Identification No.)

5409 Ivy Street, Springfield, Oregon 97478

(Address of principal executive offices)

(541) 686-5989

(Issuer's telephone number, including area code)

N/A

(Former name, former address and former fiscal year,

if changed since last report)

Item 5.02    Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 10, 2004, Dr. Michael Huchital ("Huchital"), the Chief Executive Officer and a director of Rapid Bio Tests Corporation (the "Company"), submitted his resignation to the Company's Board of Directors.  Effective October 10, 2004, Huchital terminated his employment and his consulting agreement with the Company for the reasons stated in his letter of resignation (attached hereto as Exhibit 17.1)

Item 9.01    Financial Statements and Exhibits.

Exhibit 17.1 - Letter of Resignation on behalf of Michael Huchital, dated September 10, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID BIO TESTS CORPORATION

/s/ Margaret Seaman

Margaret Seaman,

Director

Date: November 15, 2004

Exhibit 17.1

STOEBERL & OBERG

Attorneys At Law

David D. Oberg                                                                                                                                                                                             Tel: 845.986.8200

Partner                                                                                                                                                                                                            Fax: 845.986.8208

September 10, 2004

Via First Class Mail

Margaret Seaman, Board Chairperson

Rapid Bio Tests Corporation

5409 Ivy Street

Springfield, Oregon 97478

Rapid Bio Tests Corporation

Post Office Box 22510

Eugene, Oregon 97402

Re:    Employment of Michael Huchital

Dear Ms. Seaman:

On behalf of our client, Mr. Michael Huchital, we hereby provide notice to Rapid BioTest Corporation ("RBC") of our client's intent to terminate his employment with RBC for cause, and also to terminate his consulting agreement with RBC for cause.

Pursuant to Section 3 of the Employment Agreement between Mr. Huchital and RBC, Mr. Huchital was to receive compensation from RBC in the amount of $6,667.67 on September 1, 2004.  However, to date he has not received any payment from RBC.  The failure to pay Mr. Huchital his salary constitutes good cause for his termination of the agreement.  Therefore, pursuant to Section 5(c)(ii) of the agreement, Mr. Huchital hereby provides Notice of Termination of the Agreement effective 30 days from the date of this letter, or October 10, 2004.

Pursuant to Section 1 of the Corporation and Independent Contractors Agreement, Mr. Huchital also hereby provides notice that because the Company has failed to timely compensate him for his reimburable expenses, in compliance with Section 7, that he is terminating the Agreement for good cause, effective immediately.

If you have any questions regarding this matter, please don't hesitate to contact me.

Very truly yours,

/s/ David D. Oberg

David D. Oberg, Esq.

S&O

17 West Street

Warwick, NY 10990